                                                                       Exhibit 1

                          INDEPENDENT AUDITOR'S REPORT

Retirement Plan Administrative Committee
Fulton Financial Corporation
Profit Sharing Plan
Lancaster, Pennsylvania

       We have audited the accompanying statements of net assets available for plan benefits of Fulton Financial Corporation Profit Sharing Plan as of December 31, 2001 and 2000 and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

       We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

       In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of Fulton Financial Corporation Profit Sharing Plan as of December 31, 2001 and 2000 and the changes in its net assets available for plan benefits for the years then ended in conformity with accounting principles generally accepted in the United States of America.

       Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of Assets Held for Investment Purposes and Reportable Transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements for the year ended December 31, 2001 and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                            SMITH ELLIOTT KEARNS & COMPANY, LLC

Hagerstown, Maryland
June 27, 2002

                          FULTON FINANCIAL CORPORATION
                               PROFIT SHARING PLAN

              STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                           December 31, 2001 and 2000

                                                         2001            2000
ASSETS

Cash                                              $    23,538     $        --
Investments                                        75,066,415      77,630,915

Participant Loans                                       7,111          14,101

Receivables:
   Employer contributions                           5,275,630       4,463,586
   Employee rollover receivable                            --           4,815
   Employee contribution receivable                        --          65,902
   Accrued investment income                               --         385,146
                                                  -----------     -----------

         Total receivables                          5,275,630       4,919,449
                                                  -----------     -----------

Total assets                                       80,372,694      82,564,465
                                                  -----------     -----------

Operating liabilities                                  45,466              --
                                                  -----------     -----------

Net assets available for plan benefits            $80,327,228     $82,564,465
                                                  ===========     ===========

   The Notes to Financial Statements are an integral part of these statements.

                          FULTON FINANCIAL CORPORATION
                               PROFIT SHARING PLAN

         STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                     Years Ended December 31, 2001 and 2000

                                                           2001           2000

Additions:
   Employer contributions                           $  5,287,443   $  4,463,586
   Employee contributions                              1,074,692        822,407
   Employee rollovers                                    472,524         28,672
   Investment income                                   1,655,260      6,304,911
   Net realized and unrealized gains and (losses)
    on investments                                    (5,717,590)    (2,296,718)
                                                    ------------   ------------

         Total additions                               2,772,329      9,322,858
                                                    ------------   ------------

Deductions:
   Administrative expenses                               224,921        143,684
   Benefit payments and withdrawals                    4,784,645      4,137,664
                                                    ------------   ------------

         Total deductions                              5,009,566      4,281,348
                                                    ------------   ------------

Net Increase (Decrease) in Net Assets Available
 for Plan Benefits                                    (2,237,237)     5,041,510

Net Assets Available for Plan Benefits:
   Beginning of year                                  82,564,465     77,522,955
                                                    ------------   ------------

   End of year                                      $ 80,327,228   $ 82,564,465
                                                    ============   ============

   The Notes to Financial Statements are an integral part of these statements.

                          NOTES TO FINANCIAL STATEMENTS

Note 1.  Plan Description

         The following description of the Fulton Financial Corporation Profit Sharing Plan (the Plan) provides only general information. Participants should refer to the Plan document for a more complete description of the Plan's provisions.

             A. General - The Plan is a defined contribution plan which covers substantially all eligible employees of Fulton Financial Corporation and its wholly owned subsidiaries that are not covered under the company's defined benefit and 401(k) plans and who have either (1) completed one year of service upon attaining the age of 21; or (2) have completed three years of service. The Plan provides for retirement, disability and death benefits. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA), as amended.

                  In connection with the mergers of certain qualified defined contribution plans into the Plan, the Plan shall receive and accept certain promissory notes from unpaid loans previously made by these qualified plans to participants.

             B. Contributions - Participants in the Plan are classified as either "Category A" or "Category B" participants. In general, a Category A participant is a participant who has been employed by the Corporation since before January 1, 1996. A Category B participant is generally an employee of the Corporation that is hired after December 31, 1995. Special rules apply in the case of employees who transfer to and from affiliates that do not participant in this Plan.

                  Employer profit sharing contributions are made to the Plan equal to a specific percentage of participants' compensation for the year. For Category A participants, the contribution percentage is 15% of compensation; for Category B participants, the contribution percentage is 10% of compensation. In any particular year the plan sponsor has the option of determining a different contribution amount.

                  Employee contributions are allowed via a 401(k) feature up to a maximum of 5% of an employee's compensation.

             C. Participant Accounts - Each participant's account is credited with the participant's contribution and an allocation of the Corporation's contribution and Plan earnings. Allocations are based on participant earnings or account balances, as defined in the Plan. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account. Forfeitures, if any, shall be used to reduce the employer contribution. In 2001 and 2000, $51,182 and $92,154, respectively, were used to reduce the employer contribution.

             D. Vesting - Participants are immediately vested in their voluntary contributions and/or rollover contributions plus actual earnings thereon. Vesting in the remainder of the accounts is based on years of service. Generally, participants become 100 percent vested after the completion of five years of credited service, reaching normal retirement age, or upon death or disability.

             E. Payment of Benefits - Upon termination of service due to death, disability, or retirement at normal retirement age, as defined by the Plan, a participant may elect to receive an amount equal to the value of the participant's vested interest in his or her account. The Plan also permits early retirement at age 55, with 5 or more years of service. Benefit payments are distributed as either a single lump sum or in installment payments over a period. The period over which benefits are paid is not to exceed either the life expectancy of the participant or the joint life expectancies of the participant and the participant's beneficiary.

             F. Investment Options - As of November 1, 2001, participant directed contributions were directed from existing mutual funds into the 9 investment options described below. Participants may change their investment elections three times a quarter in 5% increments.

                           Goldman Sachs Financial Square Government Fund
                           This fund seeks to maximize current income, preserve capital and maintain liquidity. Investments are made in securities issued or guaranteed as to principal and interest by the U.S. government, its agencies, authorities and instrumentalities and repurchase agreements relating to such securities.

                           Retirement Fixed Income Fund
                           This fund seeks to provide high current income consistent with safety of capital for retirement, pension, profit sharing and other similar trust accounts which are administered by the Bank and are exempt from taxation under the Internal Revenue Code.

                           Vanguard 500 Index Fund
                           This fund seeks to track, as closely as possible, the investment performance of the S&P 500 Index by investing in each of the Index's 500 stocks according to each stock's weighting in the Index.

                           Retirement Common Stock Fund
                           This fund seeks to provide long-term growth of capital and current income with emphasis on protection of principal during market declines. Established for retirement, pension, profit sharing and other similar trust accounts which are administered by the Bank and are exempt from taxation under the Internal Revenue Code.

                           JP Morgan Institutional U.S. Equity Fund
                           This equity fund seeks high total return. The Fund invests primarily in large- and medium-capitalization U.S. companies. Industry by industry, the fund's weighting are similar to those of the Standard & Poor's 500 Stock Index (S&P 500).

                           Fidelity Advisor Mid Cap Fund
                           This fund seeks long-term capital appreciation by investing primarily in companies that fall within the range of the S&P MidCap 400 Index.

                    Fidelity Advisor Value Strategies Fund
                    This fund seeks capital appreciation and normally invests the funds assets primarily in common stocks. Fund management focuses on securities of companies that it believes are undervalued. Although the fund focuses on securities issued by medium-sized companies, it may also make substantial investments in securities issued by larger or smaller companies. The fund may invest in securities of foreign issuers in addition to securities of domestic issuers.

                    Goldman Sachs International Equity Fund
                    This fund seeks long-term capital appreciation by investing in equity securities of companies organized outside the U.S. or principally traded outside the U.S.

                    Fulton Financial Corporation Common Stock Fund
                    This fund provides employees with the opportunity to invest in Fulton Financial Corporation's common stock.

          G. Administration - The Corporation may pay all or part of the administrative expenses of the Plan. Any expenses not paid by the Corporation shall be paid out of Plan assets.

               The Plan's assets are invested by Fulton Financial Advisors, as trustee. Fulton Financial Advisors is a wholly-owned subsidiary of Fulton Financial Corporation. The Plan's assets are held by Chase Manhattan Bank, as custodian.

          H. Termination Provisions - In the event of termination of the Plan, the accounts of all participants shall become fully vested and the trustee (Fulton Financial Advisors) may continue to administer the trust fund and pay account balances in accordance with the Plan or distribute the net assets remaining in the trust fund to members in proportion to their respective account balances.

Note 2.   Summary of Significant Accounting Policies

            Basis of Accounting
               The accounting records of the Plan are maintained on an accrual basis. Interest and dividend income is recognized when earned, and benefits are recognized when paid. Contributions are accrued as earned by the Plan

            Use of estimates
               The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of net assets and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of contributions, earnings, expenses and benefit payments during the reporting period. Actual results could differ from those estimates.

            Investment Valuation
               Investments are stated at aggregate market value. Securities which are traded on a national securities exchange are valued at the last reported sales price on the last business day of the year; securities for which no sales were reported on that date are valued at the average of last reported bid and ask price. U.S. Treasury Bills are carried at cost and the related accretion of discounts is reflected as accrued interest receivable. The Plan's investments in common stock funds are valued at the aggregate of the quoted market prices of the underlying securities.

               Purchases and sales of securities are reflected on a trade-date basis. The unrealized difference in market value from one year to the next and realized gains and losses are recognized as net appreciation (depreciation) in fair value of investments in the accompanying statement of changes in net assets available for benefits.

Note 3.   Investments

          Investments that represent five percent or more of the Plan's net assets available for plan benefits at the beginning of year are identified below:

                                             December 31, 2001
                                             -----------------
                                                                           Shares       Fair Value
            Goldman Sachs Financial Square Government Fund             12,806,029     $ 12,806,029
           *Retirement Fixed Income Fund                                  810,047       12,677,241
            Vanguard 500 Index Fund                                        83,216        8,811,766
           *Retirement Common Stock Fund                                  131,832       11,855,675
            Fidelity Advisors Mid Cap Institutional Fund                  234,341        4,518,096
            Fidelity Advisors Value Strategies Fund                       201,985        5,421,275
           *Fulton Financial Corporation Common Stock Fund                629,560       13,743,295

                                             December 31, 2000
                                             -----------------
                                                                           Shares       Fair Value
            PNC Select Equity Portfolio Fund #95                          404,053     $  6,384,034
            PNC Large Cap Value Equity Portfolio Fund #89                 323,176        4,825,016
           *Fulton Financial Stock Fund                                   802,176       18,500,585
            PNC Large Cap Growth Equity Portfolio Fund #29                272,414        4,312,315
            SEI S&P 500 Index Fund #55                                    238,717        9,751,578
           *Retirement Fixed Income Fund                                  290,810        4,165,119

           *  Represents a party-in-interest

           During 2001 and 2000, the Plan investments appreciated (depreciated), including realized gains and losses on sales of assets, in value by ($5,717,590) and ($2,296,718), respectively, as follows:

                                         2001
           Mutual Funds                                                  $ (6,195,071)
           Common Trust Funds                                                 628,481
           Fulton Financial Common Stock Fund                                (151,000)
                                                                         ------------

                  Net appreciation (depreciation) in fair value          $ (5,717,590)
                                                                         ============

                                        2000
           Principal Preservation Fund                                   $    (20,114)
           Fixed Income Fund                                                  401,853
           Balanced Fund                                                      159,816
           Indexed Equity Fund                                               (977,605)
           Managed Equity Fund                                             (6,097,739)
           Fulton Financial Stock Fund                                      4,237,071
                                                                         ------------

                  Net appreciation (depreciation) in fair value          $ (2,296,718)
                                                                         ============

Note 4.    Transactions With Parties-in-Interest

           During 2001 and 2000, respectively, the Plan purchased 60,706 and 46,525 shares of Fulton Financial Corporation common stock at a total cost of $1,304,838 and $768,166. During 2001, the Plan sold 259,158 shares of Fulton Financial Corporation common stock with an original cost of $3,255,908 at a price of $5,589,757. During 2000, the Plan sold 103,174 shares of Fulton Financial Corporation common stock with an original cost or $1,298,158 at a price of $2,085,323.

Note 5.    Income Tax Status

           The Internal Revenue Service has determined and informed the Corporation by a letter dated August 12, 1996, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan has been amended since receiving the determination letter. However, the Plan administrator and the Plan's tax counsel believe that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC. Therefore, no provision for income taxes has been included in the Plan's financial statements.

Note 6.    Plan Termination

           Although it has not expressed any intent to do so, the Corporation has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become fully vested in their accounts.

Note 7.   Obligations Due Terminated Participants

          Separated participants' vested interests as of December 31, 2001 and 2000 were $10,400,203 and $16,071,172, respectively.

Note 8.   Reconciliation of Financial Statements to Form 5500

          The following is a reconciliation of net assets available for plan benefits per the financial statements to the Form 5500.

                                                                          December 31
                                                                             2001               2000
                  Net assets available for Plan benefits per
                      the financial statements                           $ 80,327,228      $ 82,564,465

                  Less: Amounts pending for distribution to
                      participants                                                 --           163,016
                                                                         ------------      ------------

                  Net assets available for Plan benefits per
                      the Form 5500                                      $ 80,327,228      $ 82,401,449
                                                                         ============      ============


          The following is a reconciliation of distributions to participants per the financial statements to the Form 5500.

                                                                Years Ended December 31
                                                                              2001              2000
                  Distributions to participants per the financial
                      statements                                         $  4,784,645      $  4,137,664

                  Add: Amounts pending for distribution to
                          participants
                             - End of year                                         --           163,016
                             - Beginning of year                             (163,016)             (171)
                                                                        -------------      ------------

                  Distributions to participants per the Form 5500        $  4,621,629      $  4,300,509
                                                                         ============      ============

          The following is a reconciliation of investment income and net realized and unrealized gains (losses) listed on the financial statements to categories of income used on the Form 5500 for the years ended December 31:

                                                                            2001                2000
                Financial Statement Presentation

                     Investment income                                $   1,655,260       $   6,304,911
                     Net realized and unrealized gains (losses)          (5,717,590)         (2,296,718)
                                                                      -------------       -------------
                             Total                                    $  (4,062,330)      $   4,008,193
                                                                      =============       =============

                Form 5500

                     Interest income                                  $     836,175       $   1,050,039
                     Dividend income                                        455,409           1,485,175
                     Net gain on sale of assets                            (116,650)            857,500
                     Unrealized appreciation of assets                      (19,723)          3,567,010
                     Net investment gain from common trusts                 901,884             407,705
                     Net loss from registered investment company         (6,121,606)         (3,379,362)
                     Other income                                             2,181              20,126
                                                                      -------------       -------------
                               Total                                  $  (4,062,330)      $   4,008,193
                                                                      =============       =============


                FULTON FINANCIAL CORPORATION PROFIT SHARING PLAN

          SUPPLEMENTAL SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                December 31, 2001

         Description of Investment                               Shares     Market Value
         -------------------------                               ------     ------------
Goldman Sachs Financial Square Government Fund               12,806,029     $ 12,806,029
*Retirement Fixed Income Fund                                   810,047       12,677,241
Vanguard 500 Index 500 Fund                                      83,216        8,811,766
*Retirement Common Stock Fund                                   131,832       11,855,675
JP Morgan Institutional U.S. Equity Fund                        395,304        4,126,972
Fidelity Advisor Mid Cap Fund                                   234,341        4,518,096
Fidelity Advisor Value Strategies Fund                          201,985        5,421,275
Goldman Sachs International Equity Fund                          71,344        1,096,560
*Fulton Financial Corporation Common Stock Fund                 629,560       13,743,295
BlackRock Mutual Funds                                              666            7,521
Mortgage                                                                           1,985
                                                                            ------------

         Total Investments                                                  $ 75,066,415
                                                                            ============

*Represents a party-in interest

                FULTON FINANCIAL CORPORATION PROFIT SHARING PLAN
                          EIN: 23-2195389 PLAN NO.: 001

                           Schedule H, Part IV, item i

          SUPPLEMENTAL SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                December 31, 2001

a.                          c.                                        e.
         Description of Investment                                  Shares           Market Value
         -------------------------                                  ------           ------------

         Goldman Sachs Financial Square Government Fund         12,806,029           $ 12,806,029
*        Retirement Fixed Income Fund                              810,047             12,677,241
         Vanguard 500 Index 500 Fund                                83,216              8,811,766
*        Retirement Common Stock Fund                              131,832             11,855,675
         JP Morgan Institutional U.S. Equity Fund                  395,304              4,126,972
         Fidelity Advisor Mid Cap Fund                             234,341              4,518,096
         Fidelity Advisor Value Strategies Fund                    201,985              5,421,275
         Goldman Sachs International Equity Fund                    71,344              1,096,560
*        Fulton Financial Corporation Common Stock Fund            629,560             13,743,295
         BlackRock Mutual Funds                                        666                  7,521
         Mortgage                                                                           1,985
                                                                                     ------------

             Total Investments                                                       $ 75,066,415
                                                                                     ============

*Represents a party-in interest

                FULTON FINANCIAL CORPORATION PROFIT SHARING PLAN

                SUPPLEMENTAL SCHEDULE OF REPORTABLE TRANSACTIONS
                          YEAR ENDED DECEMBER 31, 2001

                                                 Purchase        Selling                     Current               Net
      Description of Assets                        Price          Price         Cost          Value            Gain (Loss)
Purchased 96,498 shares -
    Vanguard Index                               11,052,136                                  11,052,136
Purchased 204,673 shares -
    Fidelity Advisor Value Strategies Fund        4,726,201                                   4,726,201
Purchased 510,538 shares -
    Retirement Fixed Income Fund                  7,982,607                                   7,982,607
Purchased 114,246 shares -
    Retirement Common Stock Fund                  9,814,953                                   9,814,953
Purchased 13,719,400 shares -
    Goldman Sachs Financial
    Square Government Fund                       13,719,400                                  13,719,400
Sold 253,722 shares -
    SEI S&P 500 Index Fund                                       9,748,965      8,803,801     9,748,965           945,164
Sold 384,319 shares -
    BlackRock Large Cap Value fund                               4,936,898      5,291,967     4,936,898          (355,069)
Sold 489,881 shares -
    BlackRock Select Equity Fund                                 5,939,108      7,517,212     5,939,108        (1,578,104)
Sold 459,566 shares -
    Black Rock Large Cap Growth Fund                             4,443,403      6,954,507     4,443,403        (2,511,104)
Sold 259,158 shares -
    Fulton Financial Common Stock                                5,589,757      3,255,908     5,589,757         2,333,849

                FULTON FINANCIAL CORPORATION PROFIT SHARING PLAN
                          EIN: 23-2195389 Plan No.: 001

                           Schedule H, Part IV, item j

                SUPPLEMENTAL SCHEDULE OF REPORTABLE TRANSACTIONS
                          YEAR ENDED DECEMBER 31, 2001

                                                 Purchase        Selling                      Current              Net
      Description of Assets                        Price          Price         Cost           Value            Gain (Loss)
Purchased 96,498 shares -
    Vanguard Index                               11,052,136                                   11,052,136
Purchased 204,673 shares -
    Fidelity Advisor Value Strategies Fund        4,726,201                                    4,726,201
Purchased 510,538 shares -
    Retirement Fixed Income Fund                  7,982,607                                    7,982,607
Purchased 114,246 shares -
    Retirement Common Stock Fund                  9,814,953                                    9,814,953
Purchased 13,719,400 shares -
    Goldman Sachs Financial
    Square Government Fund                       13,719,400                                   13,719,400
Sold 253,722 shares -
    SEI S&P 500 Index Fund                                       9,748,965      8,803,801      9,748,965          945,164
Sold 384,319 shares -
    BlackRock Large Cap Value fund                               4,936,898      5,291,967      4,936,898         (355,069)
Sold 489,881 shares -
    BlackRock Select Equity Fund                                 5,939,108      7,517,212      5,939,108       (1,578,104)
Sold 459,566 shares -
    Black Rock Large Cap Growth Fund                             4,443,403      6,954,507      4,443,403       (2,511,104)
Sold 259,158 shares -
    Fulton Financial Common Stock                                5,589,757      3,255,908      5,589,757        2,333,849